UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2022

Tilray Brands, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Talbot Street West, Leamington, Ontario, Canada	N8H 4H3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

655 Madison Avenue, Suite 1900, New York, NY 10065
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec. 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec. 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2022, Tilray Brands, Inc. (the “Company” or “Tilray”) entered into a sales agreement (the “Sales Agreement”) with Jefferies LLC and Canaccord Genuity LLC (each, an “Agent” and together, the “Agents”), pursuant to which the Company may offer and sell shares of the Company’s Class 2 common stock, par value US$0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $400,000,000 from time to time through the Agents, acting as sales agents, or directly to the Agents, acting as principals.

Sales of the Common Stock, if any, under the Sales Agreement will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including, but not limited to, sales made directly on or through The Nasdaq Global Select Market or any other existing trading market for the Common Stock. The Company has no obligation to sell any of the Common Stock and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement. The offering of shares of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms.

Subject to the terms and conditions of the Sales Agreement, the Agents will use their commercially reasonable efforts to sell the Common Stock from time to time, as the sales agents, based upon the Company’s instructions. The Company may sell shares of its Common Stock through only one Agent on any particular trading day. No sales of the Common Stock under the Sales Agreement will be made in Canada, to anyone known by the selling Agent to be a resident of Canada or over or through the facilities of the Toronto Stock Exchange.

The Company has provided customary representations, warranties and covenants, and the parties have agreed to indemnification rights. Each Agent will be entitled to a commission of up to 3.0% of the gross proceeds for each sale of the Common Stock made through or to such Agent from time to time under the Sales Agreement.

This description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Sales Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Common Stock to be sold under the Sales Agreement, if any, will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-233703), filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2019, which became effective immediately upon filing. On March 3, 2022, the Company filed a prospectus supplement with the SEC in connection with the offer and sale of the Common Stock pursuant to the Sales Agreement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock nor shall there be any sale of the Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The legal opinion of DLA Piper LLP (US) relating to the Common Stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On March 2, 2022, the Company entered into a term sheet (the “Holder Term Sheet”) to acquire all of the outstanding principal balance (along with accrued and unpaid interest) of the secured convertible notes (the “Notes”) issued by Hexo Corp. (“Hexo”) and maturing on May 1, 2023 from the current holder. The total purchase price for the Notes would be in an amount equal to 95% of the current outstanding principal balance (approximately $211 million) plus the accrued and unpaid interest on the Notes (which would be converted into principal prior to closing), together with costs incurred by the Company in connection with the acquisition of the Notes. The purchase price would be payable in cash consideration, Class 2 Common Stock of Tilray or any combination thereof, at the option of Tilray.

The Company simultaneously entered into a second term sheet (the “Hexo Term Sheet”) to amend certain terms of the Notes upon acquisition by Tilray. The amendment terms include extending the maturity date by three years to May 1, 2026 and adjusting the initial conversion price of the Notes to Canadian $0.90. The Hexo Term Sheet further provides Tilray with Hexo board governance rights to appoint one director and one board observer.

Tilray would be granted “top-up” and preemptive rights enabling it to maintain its percentage ownership (on an “as-converted” basis) in the event that Hexo issues equity or debt securities following acquisition of the Notes by Tilray.

The Hexo Term Sheet also provides that Tilray and Hexo would work in good faith to evaluate and implement production efficiencies and cost-saving synergies pursuant to commercial production arrangements to be negotiated by the parties.

Each of the transactions described above is subject to negotiation and execution of definitive agreements, satisfactory completion of financial due diligence, receipt of the requisite stock exchange approval by Hexo, board approvals, Hexo shareholder approval and other customary conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Sales Agreement, dated as of March 3, 2022, by and between Tilray Brands, Inc. and Jefferies LLC and Canaccord Genuity LLC
5.1	Opinion of DLA Piper LLP (US)
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
99.1	Press Release of Tilray Brands, Inc., dated March 3, 2022
104	Cover Page Interactive Data File (formatted in Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray Brands, Inc.

Date: March 3, 2022	By:	/s/ Mitchell Gendel
Mitchell Gendel
Global General Counsel